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                                                                    Exhibit 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Lucent Technologies Inc. on Form S-4 of our report dated January 22, 1997, except for note M as to which the date is March 30, 1997, on our audit of the consolidated financial statements and our report dated January 22, 1997 on our audit of the consolidated financial statement schedule of Cascade Communications Corp. for the year ended December 31, 1996, which reports are included in the Ascend Communications, Inc. Annual Report on Form 10-K/A #2 for the year ended December 31, 1998. We also consent to the reference to our firm under the caption "Experts."

                                        /s/ PricewaterhouseCoopers LLP
                                        ------------------------------
                                        PricewaterhouseCoopers LLP

Boston, Massachusetts
May 19, 1999